EXHIBIT 99.7

ARIEL WAY, INC., AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

ARIEL WAY INC., AND SUBSIDIARY

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	1

Balance Sheet - September 30, 2004	2

Statement of Operations for the Year ended September 30, 2004	3

Notes to Financial Statements	4

ARIEL WAY, INC., AND SUBSIDIARY
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On September 30, 2004, Ariel Way, Inc., (“The Company”) signed a Share Exchange Agreement with Enfotec, Inc., a privately held Company whereby, Ariel Way, Inc., agreed to acquire all the outstanding capital stock of Enfotec, Inc. The transaction closed on September 30, 2004.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, Ariel Way, Inc., will be treated as the continuing entity for accounting purposes, with a consolidated subsidiary.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been presented with a consolidated subsidiary at September 30, 2004. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 have been presented as if the acquisition had occurred January 1, 2003.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

ARIEL WAY, INC. AND SUBSIDIARY
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004

ASSETS

	Ariel			Pro
	Way, Inc.	Note	Adjustments	Forma

CURRENT ASSETS
Cash and cash equivalents	$29,546		$—	$29,546
Prepaid expenses	50,000		—	50,000
Total current assets	79,546		$—	$79,546

PROPERTY AND EQUIPMENT
Equipment	13,350		—	13,350
Less: accumulated depreciation	(4,675)		—	(4,675)
Net property and equipment	8,675		—	8,675

OTHER ASSETS
Goodwill	—	A	309,468	309,468
Software technology license	200,000		—	200,000
Total Other Assets	200,000		309,468	509,468
TOTAL ASSETS	$288,221		$309,468	$597,689

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$174,962		$—	$174,962
Total current liabilities	174,962		—	174,962
Total liabilities	174,962		—	174,962

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, $.001 par value; 5,000,000 shares authorized;
zero shares issued and outstanding			—	—
Common Stock, $.001 par value; 145,000,000 shares authorized;
19,860,000 shares issued and outstanding	28,712	A	(8,852)	19,860
Additional paid-in capital	1,876,689	A	(241,949)	1,634,740
Deferred financing fees	(1,128,600)		—	(1,128,600)
Accumulated deficit	(663,542)	A	560,269	(103,273)
Total stockholders' equity (deficit)	113,259		309,468	422,727

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$288,221		$309,468	$597,689

See notes to unaudited pro forma condensed financial statements.

ARIEL WAY, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2004

	Ariel Way	Enfotec	Pro
	Inc.	Inc.	Forma

REVENUES	$41,000	$1,275	$41,000

OPERATING EXPENSES
Bank Service Charges	155	22	155
Amortization	—	—	—
Automobile	258	—	258
Consultants	—	48,000	—
Depreciation	—	1,016	—
Dues and Subscriptions	770	—	770
Office Equipment	3,127	—	3,127
Organizational and start up costs	—	18,595	—
Purchases	—	710	—
Professional Development	5,130	—	5,130
Professional Fees	131,986	—	131,986
Office Supplies	449	—	449
Telephone	1,215	—	1,215
Travel and Entertainment	1,182	—	1,182

Total operating expenses	144,273	68,343	144,273

NET LOSS FROM OPERATIONS	(103,273)	(67,068)	(103,273)

OTHER INCOME (EXPENSE)
Relief of liability income	—	152,046	—
Loss on disposal of inventory	—	(26,927)	—
Interest expense	—	(2,882)	—
Total other income (expense)	—	122,237	—

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(103,273)	55,169	(103,273)
Provision for income taxes	—	(19,310)	—
NET INCOME (LOSS)	$(103,273)	$35,859	$(103,273)

See notes to unaudited pro forma condensed financial statements.

ARIEL WAY, INC., AND SUBSIDIARY
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004, to reflect the proposed combination of Ariel Way, Inc., and Enfotec, Inc.

The following was the entry made by Ariel Way, Inc., to acquire Enfotec, Inc., on September 30, 2004:

Debit	Cash	$93
Debit	Equipment	13,350
Debit	Goodwill	309,468
Credit	Accumulated Dep.	4,674
Credit	Accounts Payable/Accrued Exp.	139,281
Credit	Notes Payable	28,956
Credit	Common Stock	1,200
Credit	Additional Paid-In Capital	148,800

(To record the assets and liabilities of Enfotec, Inc., onto the books of Ariel Way, Inc., pursuant to the terms of an Agreement and Plan of Merger, as a tax-free stock exchange.)

A.
To record the issuance of stock and recapitalization of the Company an adjustments were made to the Shareholders’ Equity (Deficit) section of the pro forma Balance Sheet at September 30, 2004. Per the adjustment below, the Common Stock, Additional Paid-In Capital, and Accumulated Deficit of Ariel Way, Inc., and Enfotec, Inc., were adjusted accordingly.

Debit	Goodwill	309,468
Debit	Common Stock	8,852
Debit	Additional Paid-In Cap.	241,949
Credit	Accumulated Deficit	560,269